EXHIBIT 23.4

                                                          1619 Rock River
                                                          Placentia, CA 92870
                                                          Telephone 714-961-8033
                                                          Fax 714-961-8032

Michael F. Stewart

April 16, 2002

Mr. Phillip La Puma
Time Lending - California
1040 E. Katella, Suite B-1
Orange, CA 92867

Dear Mr. La Puma

This is my consent for you to use my opinion of value dated July, 2000 for your SB-2 filing and any and all amendments thereto.

Sincerely,

/s/ Michael F. Stewart
----------------------
Michael F. Stewart